UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2010

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida                                                                 0-13763                                                                              59-2095002
(State or other jurisdiction                                                            (Commission File Number)                                                      (IRS Employer
     of incorporation)                                                                                                                                                                              Identification No.)

5250-140th Avenue North, Clearwater, Florida                                                                                                                                   33760
(Address of principal executive officers)                                                                                                                                          (Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 29, 2010, the Board of Directors of Technology Research Corporation (the “Company”) appointed Paul J. Hoeper to the Company’s Board of Directors effective immediately.  The Board of Directors has determined that Mr. Hoeper is independent under applicable NASDAQ Stock Market listing rules.  With the exception of the Company’s standard compensation arrangements for independent directors, there is no arrangement or understanding between Mr. Hoeper and any other person pursuant to which he was selected to become a member of the Board of Directors, nor are there any other transactions between the Company and Mr. Hoeper that are reportable under Item 404(a) of Regulation S-K.  The press release announcing the appointment of Mr. Hoeper to the Company’s Board of Directors is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The Board of Directors also temporarily increased the number of directors to eight (8) until the annual meeting of stockholders will be held, at which time the number of directors will be reduced to six (6).

Item 9.01 Financial Statements and Exhibits.

(c)  The following exhibits are furnished pursuant to Item 5.02 hereof and should not be deemed to be “filed” under the Exchange Act.

Exhibit No.                                                  Description

99.1	Press Release dated June 29, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date:  June 29, 2010                                        By: /s/ Owen Farren
Name:  Owen Farren
Title:  Chief Executive Officer